NMFC Senior Loan Program III LLC
(a Delaware limited liability company)

Financial Statements as of December 31, 2025 and December 31, 2024
and for the years ended December 31, 2025, December 31, 2024 and December 31, 2023 and Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

To NMFC Senior Loan Program III LLC:
Opinion
We have audited the financial statements of NMFC Senior Loan Program III LLC (the “Fund”), which comprise the statements of assets, liabilities and members’ capital, including the schedules of investments as of December 31, 2025 and 2024, and the related statements of operations, changes in members’ capital, and cash flows for each of the three years in the period ended December 31, 2025, and the related notes to the financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2025 and 2024, and the results of its operations, changes in its members’ capital, and its cash flows for each of the three years in the period ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 24, 2026

NMFC Senior Loan Program III LLC
Statement of Assets, Liabilities and Members’ Capital

	December 31, 2025	December 31, 2024
Assets
Total investments at fair value (cost of $957,232,422 and $716,653,818 respectively)	$941,426,561	$715,096,386
Cash and cash equivalents	25,816,012	16,830,825
Interest receivable	2,527,238	3,908,517
Other assets	125,901	247,932
Receivable from unsettled securities sold	—	9,652,124
Total assets	$969,895,712	$745,735,784
Liabilities
Credit Facility	$672,700,000	$511,200,000
Deferred financing costs (net of accumulated amortization of $7,947,534 and $6,515,215, respectively)	(4,308,444)	(3,691,577)
Net credit facility	668,391,556	507,508,423
Payable for unsettled securities purchased	105,171,083	27,427,506
Interest payable	7,634,764	7,008,525
Distribution payable	7,000,000	7,625,000
Payable to affiliate	491,212	184,541
Accrued expenses	336,224	299,955
Total liabilities	789,024,839	550,053,950
Commitments and contingencies (See Note 9)
Members' Capital	$180,870,873	$195,681,834
Total liabilities and members' capital	$969,895,712	$745,735,784

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Statements of Operations

	Year Ended December 31,
	2025	2024	2023
Investment income
Interest income	$63,228,693	$65,979,080	$64,921,177
Other income	1,087,282	235,165	502,548
Total investment income	64,315,975	66,214,245	65,423,725
Expenses
Interest and other credit facility expenses	33,751,052	35,282,699	35,336,359
Administrative expenses	735,360	630,004	651,956
Professional fees	462,672	359,222	260,432
Other general and administrative expenses	4,602	3,354	230,583
Total expenses	34,953,686	36,275,279	36,479,330

Net investment income	29,362,289	29,938,966	28,944,395

Net realized losses	(1,674,821)	(5,656,141)	(2,662,617)
Net change in unrealized (depreciation) appreciation of investments	(14,248,429)	8,198,172	32,205,679
Net increase in members' capital resulting from operations	$13,439,039	$32,480,997	$58,487,457

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Statements of Changes in Members' Capital

	NMFC	SkyKnight II	Total Fund
Members' capital as of December 31, 2022	$107,113,026	$26,778,258	$133,891,284
Net investment income	23,155,516	5,788,879	28,944,395
Net realized losses on investments	(2,130,094)	(532,523)	(2,662,617)
Net change in unrealized appreciation of investments	25,764,543	6,441,136	32,205,679
Capital distributions	(20,037,500)	(5,009,375)	(25,046,875)
Members' capital as of December 31, 2023	$133,865,491	$33,466,375	$167,331,866
Capital contributions	20,000,000	5,000,000	25,000,000
Net investment income	23,951,173	5,987,793	29,938,966
Net realized losses on investments	(4,524,913)	(1,131,228)	(5,656,141)
Net change in unrealized appreciation of investments	6,558,538	1,639,634	8,198,172
Capital distributions	(23,304,823)	(5,826,206)	(29,131,029)
Members' capital as of December 31, 2024	$156,545,466	$39,136,368	$195,681,834
Net investment income	23,489,830	5,872,459	29,362,289
Net realized losses on investments	(1,339,857)	(334,964)	(1,674,821)
Net change in unrealized depreciation of investments	(11,398,743)	(2,849,686)	(14,248,429)
Capital distributions	(22,600,000)	(5,650,000)	(28,250,000)
Members' capital as of December 31, 2025	$144,696,696	$36,174,177	$180,870,873

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Statements of Cash Flows

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities
Net increase in members' capital resulting from operations	$13,439,039	$32,480,997	$58,487,457
Adjustments to reconcile net (increase) decrease in capital resulting from operations to net cash (used in) provided by operating activities:
Net realized losses on investments	1,674,821	5,656,141	2,662,617
Net change in unrealized depreciation (appreciation) of investments	14,248,429	(8,198,172)	(32,205,679)
Amortization of purchase discount	(3,583,645)	(2,323,449)	(1,528,418)
Amortization of deferred credit facility costs	1,432,319	865,497	809,397
Non-cash investment income	(1,123,030)	(240,584)	(128,571)
(Increase) decrease in operating assets:
Purchase of investments	(585,902,064)	(287,454,482)	(206,591,971)
Proceeds from sales and paydowns of investments	348,328,156	214,016,372	240,510,491
Cash received for purchase of undrawn portion of delayed draw facilities	27,158	7,027	48,955
Interest receivable	1,381,279	(153,753)	(686,646)
Receivable from unsettled securities sold	9,652,124	(9,652,124)	—
Other assets	122,031	(143,931)	37,374
Increase (decrease) in operating liabilities:
Payable for unsettled securities purchased	77,743,577	3,546,389	23,881,117
Interest payable	626,239	(426,125)	1,348,978
Accrued expenses	42,458	38,373	(47,944)
Payable to affiliate	306,671	39,165	41,886
Net cash flows (used in) provided by operating activities	(121,584,438)	(51,942,659)	86,639,043
Cash flows from financing activities
Contributions	—	25,000,000	—
Distributions	(28,875,000)	(28,177,904)	(24,062,500)
Proceeds from credit facility	235,500,000	147,000,000	87,800,000
Repayment of credit facility	(74,000,000)	(89,000,000)	(146,700,000)
Deferred credit facility costs paid	(2,055,375)	(3,634,070)	(30,727)
Net cash flows provided by (used in) financing activities	130,569,625	51,188,026	(82,993,227)
Net increase (decrease) in cash and cash equivalents	8,985,187	(754,633)	3,645,816
Cash and cash equivalents at the beginning of the period	16,830,825	17,585,458	13,939,642
Cash and cash equivalents at the end of the period	$25,816,012	$16,830,825	$17,585,458
Supplemental disclosure of cash flow information
Cash interest paid	$30,645,420	$34,500,630	$32,930,652
Non-cash financing activities:
Distributions declared and payable	$7,000,000	$7,625,000	$6,671,875
Accrual for deferred credit facility costs	—	6,189	25,995

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Funded Debt Investments - United States
Xplor T1, LLC
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.50%	7.29%	12/2032	$19,791,001	$19,706,128	$19,840,478	10.97%
Zelis Cost Management Buyer, Inc.
Healthcare	First Lien (1)	SOFR(M)	3.25%	6.97%	11/2031	19,463,350	19,463,106	19,341,704	10.69%
Cleanova US Holdings LLC
Business Products	First Lien (1)	SOFR(Q)	4.75%	8.48%	6/2032	18,740,701	18,564,994	18,740,702	10.36%
Asurion, LLC
Business Services	First Lien (1)	SOFR(M)	4.25%	8.07%	8/2028	13,000,226	12,930,870	13,039,032
	First Lien (1)	SOFR(M)	4.25%	7.97%	9/2030	3,618,182	3,517,179	3,621,293
	First Lien (1)	SOFR(M)	4.25%	7.97%	9/2030	1,984,925	1,957,733	1,987,713
						18,603,333	18,405,782	18,648,038	10.31%
HP PHRG Borrower, LLC
Consumer Services	First Lien (1)	SOFR(Q)	4.00%	7.67%	2/2032	16,641,375	16,534,069	16,572,064	9.16%
Rithum Holdings, Inc. (fka CommerceHub, Inc.)
Software	First Lien (1)	SOFR(Q)	4.75%	8.42%	7/2032	15,744,406	15,644,014	15,768,967	8.72%
Flash Charm, Inc.
Software	First Lien (1)	SOFR(Q)	3.50%	7.35%	3/2028	16,341,120	16,333,025	15,290,304	8.45%
LSCS Holdings, Inc.
Healthcare	First Lien (1)	SOFR(Q)	4.50%	8.17%	3/2032	14,862,846	14,773,643	14,590,410	8.07%
Heartland Dental, LLC
Healthcare	First Lien (1)	SOFR(M)	3.75%	7.47%	8/2032	13,895,674	13,862,275	13,970,154	7.72%
Nexus Buyer LLC
Financial Services & Technology	First Lien (1)	SOFR(M)	4.00%	7.72%	7/2031	14,011,656	13,940,643	13,927,025	7.70%
Eagle Parent Corp.
Business Services	First Lien (1)	SOFR(Q)	4.25%	7.92%	4/2029	13,865,666	13,708,958	13,920,089	7.70%
Pushpay USA Inc.
Financial Services & Technology	First Lien (1)	SOFR(S)	3.75%	7.62%	8/2031	13,902,569	13,883,650	13,911,258	7.69%
Oceankey (U.S.) II Corp.
Software	First Lien (1)	SOFR(M)	3.50%	7.32%	12/2028	14,013,502	14,019,208	13,841,206	7.65%
Osmose Utilities Services, Inc.
Specialty Chemicals & Materials	First Lien (1)	SOFR(M)	3.25%	7.08%	6/2028	13,951,074	13,429,774	13,741,878	7.60%
Cloudera, Inc.
Software	First Lien (1)	SOFR(M)	3.75%	7.57%	10/2028	14,062,034	13,904,418	13,510,521	7.47%
Project Alpha Intermediate Holding, Inc.
Software	First Lien (1)	SOFR(Q)	3.25%	6.92%	10/2030	13,505,298	13,302,401	13,499,491	7.46%
Thermostat Purchaser III, Inc.
Business Services	First Lien (1)	SOFR(Q)	4.25%	7.92%	8/2028	13,505,727	13,500,657	13,483,240	7.45%
Discovery Purchaser Corporation
Specialty Chemicals & Materials	First Lien (1)	SOFR(Q)	3.75%	7.61%	10/2029	13,855,961	13,496,150	13,348,763	7.38%
Spring Education Group, Inc.
Education	First Lien (1)	SOFR(Q)	3.25%	6.92%	10/2030	13,162,744	13,050,567	13,254,291	7.33%
KnowBe4, Inc.
Education	First Lien (1)	SOFR(Q)	3.75%	7.59%	7/2032	13,127,712	13,125,059	13,152,392	7.27%
Foundational Education Group, Inc.
Education	First Lien (1)	SOFR(Q)	3.75%	7.85%	8/2028	14,062,983	13,984,491	13,001,229	7.19%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Planview Parent, Inc.
Software	First Lien (1)	SOFR(Q)	3.50%	7.17%	12/2027	$13,503,282	$13,397,480	$12,994,816	7.18%
Symplr Software, Inc.
Healthcare	First Lien (1)	SOFR(Q)	4.50%	8.44%	12/2027	15,240,000	15,193,188	12,983,947	7.18%
Kaseya Inc.
Software	First Lien (1)	SOFR(M)	3.00%	6.72%	3/2032	12,820,207	12,796,487	12,846,617	7.10%
Forgent Intermediate IV LLC
Business Products	First Lien	SOFR(M)	3.25%	6.90%	12/2032	12,748,584	12,621,098	12,684,841	7.01%
Mavis Tire Express Services Topco, Corp.
Retail	First Lien (1)	SOFR(M)	3.00%	6.72%	5/2028	12,593,146	12,548,894	12,653,404	7.00%
Osaic Holdings, Inc.
Financial Services & Technology	First Lien (1)	SOFR(S)	3.00%	6.60%	7/2032	12,356,522	12,326,965	12,422,505	6.87%
athenahealth Group Inc.
Healthcare	First Lien (1)	SOFR(M)	2.75%	6.47%	2/2029	12,116,701	12,004,701	12,154,566	6.72%
Finastra USA, Inc.
Financial Services & Technology	First Lien (1)	SOFR(Q)	4.00%	7.72%	9/2032	12,372,548	12,258,824	12,135,182	6.71%
HIG Operations Holdings, Inc.
Business Services	First Lien (1)	SOFR(M)	4.50%	8.22%	6/2031	11,849,396	11,806,340	11,849,397	6.55%
BCPE Empire Holdings, Inc.
Distribution & Logistics	First Lien (1)	SOFR(M)	3.25%	6.97%	12/2030	11,821,320	11,761,050	11,717,883	6.48%
Dealer Tire Financial, LLC
Distribution & Logistics	First Lien (1)	SOFR(M)	3.00%	6.72%	7/2031	11,435,156	11,387,872	11,463,743	6.34%
Cardinal Parent, Inc.
Financial Services & Technology	First Lien (1)	SOFR(Q)	4.50%	8.32%	11/2027	11,627,046	11,513,183	11,383,576	6.29%
SonarSource Financing, LLC
Software	First Lien	SOFR(M)	4.50%	8.15%	12/2030	11,485,106	11,312,830	11,370,255	6.29%
Viant Medical Holdings, Inc.
Healthcare	First Lien (1)	SOFR(M)	4.00%	7.72%	10/2031	11,454,049	11,433,859	11,358,121	6.28%
ConnectWise, LLC
Software	First Lien (1)	SOFR(Q)	3.50%	7.43%	9/2028	11,512,133	11,502,423	11,332,313	6.26%
VSTG Intermediate Holdings, Inc.
Business Services	First Lien (1)	SOFR(Q)	3.75%	7.42%	7/2029	11,188,683	11,180,229	11,188,682	6.19%
DG Investment Intermediate Holdings 2, Inc.
Business Services	First Lien (1)	SOFR(M)	3.75%	7.47%	7/2032	11,008,258	10,959,462	11,049,539	6.11%
Tricorbraun Holdings, Inc.
Packaging	First Lien (1)	SOFR(M)	3.25%	6.97%	3/2031	11,122,372	11,082,561	10,798,488	5.97%
VT Topco, Inc.
Business Services	First Lien (1)	SOFR(M)	3.00%	6.87%	8/2030	10,672,062	10,519,584	10,540,581	5.83%
Groundworks, LLC
Business Services	First Lien (1)	SOFR(M)	3.00%	6.73%	3/2031	10,099,759	9,871,094	10,162,883	5.62%
Help/Systems Holdings, Inc.
Software	First Lien (1)	SOFR(Q)	6.00%	9.97%	5/2029	11,140,234	11,121,090	10,120,234	5.60%
MED ParentCo, LP
Healthcare	First Lien (1)	SOFR(M)	3.00%	6.72%	4/2031	9,879,859	9,839,964	9,921,009	5.49%
AmSpec Parent, LLC
Energy	First Lien (1)	SOFR(Q)	3.50%	7.17%	12/2031	9,492,918	9,477,585	9,540,383	5.27%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

TRC Companies LLC
Business Services	First Lien (1)	SOFR(M)	3.00%	6.72%	12/2028	$9,376,735	$9,351,837	$9,417,757	5.21%
Clydesdale Acquisition Holdings, Inc.
Packaging	First Lien (1)	SOFR(M)	3.25%	6.97%	4/2032	9,312,725	9,308,309	9,316,031	5.15%
Cohnreznick Advisory LLC
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.50%	7.17%	3/2032	9,114,287	9,092,313	9,176,993	5.07%
Secretariat Advisors LLC
Business Services	First Lien (1)	SOFR(Q)	4.00%	7.67%	2/2032	8,957,266	8,919,802	8,993,677	4.97%
EAB Global, Inc.
Education	First Lien (1)	SOFR(M)	3.00%	6.72%	8/2030	10,082,532	9,881,334	8,989,838	4.97%
Sovos Compliance, LLC (fka Taxware, LLC)
Software	First Lien (1)	SOFR(M)	3.25%	6.97%	8/2029	8,766,517	8,775,246	8,802,855	4.87%
Berlin Packaging L.L.C.
Packaging	First Lien (1)	SOFR(M)	3.25%	7.11%	6/2031	8,734,695	8,734,109	8,764,743	4.85%
CVET Midco 2, L.P.
Distribution & Logistics	First Lien (1)	SOFR(Q)	5.00%	8.67%	10/2029	9,705,792	9,410,102	8,748,656	4.84%
Eisner Advisory Group LLC
Financial Services & Technology	First Lien (1)	SOFR(M)	4.00%	7.72%	2/2031	8,545,717	8,493,710	8,616,519	4.76%
Orion Midco Ltd
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.50%	7.43%	10/2032	8,102,473	8,094,658	8,149,953	4.51%
RealPage, Inc.
Software	First Lien (1)	SOFR(Q)	3.75%	7.42%	4/2028	4,962,500	4,944,537	4,984,732
	First Lien (1)	SOFR(Q)	3.00%	6.93%	4/2028	3,046,839	3,043,172	3,048,012
						8,009,339	7,987,709	8,032,744	4.44%
Pioneer AcquisitionCo, LLC
Business Services	First Lien (1)	SOFR(Q)	3.25%	6.94%	10/2032	7,923,858	7,904,394	7,968,430	4.41%
LTR Intermediate Holdings, Inc.
Specialty Chemicals & Materials	First Lien	SOFR(M)	3.75%	7.40%	12/2032	7,917,160	7,877,574	7,948,512	4.39%
Bella Holding Company, LLC
Healthcare	First Lien (1)	SOFR(M)	3.00%	6.72%	5/2028	7,721,700	7,707,378	7,759,768	4.29%
Boxer Parent Company Inc.
Software	First Lien (1)	SOFR(Q)	3.00%	6.82%	7/2031	7,415,939	7,400,402	7,405,371	4.09%
Disco Parent, Inc.
Software	First Lien (1)	SOFR(Q)	3.25%	7.07%	8/2032	7,250,000	7,232,576	7,304,375	4.04%
BradyPLUS Holdings, LLC
Distribution & Logistics	First Lien	SOFR(Q)	3.50%	7.15%	12/2032	7,182,388	7,074,652	7,118,034	3.94%
Houghton Mifflin Harcourt Company
Education	First Lien (1)	SOFR(M)	5.25%	9.07%	4/2029	7,986,207	7,817,943	7,068,751	3.91%
US Fertility Enterprises, LLC
Healthcare	First Lien	SOFR(M)	3.50%	7.22%	12/2032	6,875,428	6,841,051	6,909,805	3.82%
Confluent Medical Technologies, Inc.
Healthcare	First Lien (1)	SOFR(Q)	3.00%	6.67%	2/2029	6,739,943	6,722,693	6,798,918	3.76%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Citrin Cooperman Advisors LLC
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.00%	6.67%	4/2032	$6,719,421	$6,710,745	$6,747,407	3.73%
Convey Health Solutions, Inc.
Healthcare	First Lien	SOFR(Q)*	1.00% +3.94%/PIK	8.71%	7/2029	9,122,831	9,011,938	6,660,579	3.68%
Summit Acquisition Inc.
Business Services	First Lien (1)	SOFR(M)	3.50%	7.22%	10/2031	5,970,038	5,944,150	6,022,275	3.33%
Nielsen Consumer, Inc.
Business Services	First Lien (1)	SOFR(M)	2.25%	5.97%	10/2030	5,771,000	5,388,238	5,787,043	3.20%
TransDigm Inc.
Manufacturing	First Lien	SOFR(M)	2.50%	6.22%	8/2032	3,510,288	3,519,064	3,528,875
	First Lien	SOFR(M)	2.50%	6.22%	2/2031	2,106,106	2,111,371	2,116,394
						5,616,394	5,630,435	5,645,269	3.12%
Michael Baker International, LLC
Business Services	First Lien (1)	SOFR(Q)	4.00%	7.84%	12/2028	5,533,535	5,533,493	5,553,124	3.07%
Zest Acquisition Corp.
Healthcare	First Lien (1)	SOFR(Q)	5.25%	9.11%	2/2028	5,236,289	5,159,691	5,236,289	2.90%
RxB Holdings, Inc.
Healthcare	First Lien (1)	SOFR(M)	5.00%	8.65%	12/2030	5,156,069	5,052,948	5,098,089	2.82%
Valcour Packaging, LLC
Packaging	First Lien (1)	SOFR(M)*	1.50% +2.25%/PIK	7.60%	10/2028	3,177,682	3,177,634	2,479,593
	First Lien (1)	SOFR(M)	5.25%	8.99%	10/2028	2,256,091	2,238,283	2,282,419
						5,433,773	5,415,917	4,762,012	2.63%
Storable, Inc.
Software	First Lien (1)	SOFR(M)	3.25%	6.97%	4/2031	4,607,087	4,606,193	4,634,914	2.56%
RLG Holdings, LLC
Packaging	First Lien (1)	SOFR(M)	4.25%	8.08%	7/2028	7,105,976	6,842,690	4,371,952	2.42%
First Advantage Holdings, LLC
Business Services	First Lien (1)	SOFR(M)	2.75%	6.47%	10/2031	4,222,903	4,180,898	4,186,375	2.31%
Confluent Health, LLC
Healthcare	First Lien (1)	SOFR(M)	4.00%	7.83%	11/2028	4,603,480	4,591,879	4,120,115	2.28%
Outcomes Group Holdings, Inc.
Healthcare	First Lien (1)	SOFR(M)	3.00%	6.72%	5/2031	4,087,842	4,074,015	4,118,787	2.28%
Embecta Corp.
Healthcare	First Lien (1)	SOFR(M)	3.00%	6.72%	3/2029	4,001,963	4,011,853	4,014,629	2.22%
Kestra Advisor Services Holdings A, Inc.
Financial Services & Technology	First Lien (1)	SOFR(M)	3.00%	6.72%	3/2031	3,748,674	3,741,762	3,760,389	2.08%
Therapy Brands Holdings LLC
Healthcare	First Lien (1)	SOFR(M)	4.00%	7.83%	5/2028	3,974,601	3,966,293	3,679,407	2.03%
Quartz AcquireCo, LLC
Business Services	First Lien (1)	SOFR(Q)	2.25%	5.92%	6/2030	3,510,108	3,497,153	3,510,108	1.94%
Perforce Software, Inc.
Software	First Lien (1)	SOFR(M)	4.75%	8.47%	3/2031	4,034,989	4,020,455	3,425,564	1.89%
Physician Partners, LLC
Healthcare	First Lien (1)	SOFR(Q)	6.00%	9.67%	12/2029	2,361,078	2,302,627	1,974,463
	First Lien	SOFR(Q)*	1.50% +2.50%/PIK	7.82%	12/2029	2,805,085	2,790,148	1,352,584
						5,166,163	5,092,775	3,327,047	1.84%

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Capstone Borrower, Inc.
Software	First Lien (1)	SOFR(Q)	2.75%	6.40%	6/2030	$3,124,133	$3,108,513	$3,126,226	1.73%
LI Group Holdings, Inc.
Education	First Lien (1)	SOFR(M)	3.50%	7.33%	3/2028	3,033,333	3,030,508	3,055,477	1.69%
Marcel Bidco LLC (Marcel Bidco GmbH)
Software	First Lien (1)	SOFR(M)	3.00%	6.93%	11/2030	2,808,796	2,776,866	2,826,351	1.56%
OVG Business Services, LLC
Business Services	First Lien (1)	SOFR(M)	3.00%	6.72%	6/2031	2,768,924	2,755,354	2,777,577	1.54%
Cornerstone OnDemand, Inc.
Software	First Lien (1)	SOFR(M)	3.75%	7.58%	10/2028	2,533,142	2,527,281	2,334,848	1.29%
ADMI Corp. (aka Aspen Dental)
Healthcare	First Lien (1)	SOFR(M)	3.75%	7.58%	12/2027	2,327,257	2,323,112	2,213,803	1.22%
Orion Advisor Solutions, Inc.
Financial Services & Technology	First Lien	SOFR(Q)	3.25%	6.90%	9/2030	1,499,603	1,501,477	1,511,315	0.84%
BW Holding, Inc.
Packaging	First Lien (1)	SOFR(Q)	6.50%	10.34%	12/2030	602,967	597,240	615,783	0.34%
Secure Acquisition, Inc.
Packaging	First Lien (1)	SOFR(Q)	3.75%	7.42%	12/2028	500,206	501,092	504,583	0.28%
Total Funded Debt Investments - United States						$877,192,271	$870,772,531	$856,946,236	473.79%
Funded Debt Investments - United Kingdom
Inizio Group Limited
Healthcare	First Lien (1)	SOFR(Q)	4.25%	8.02%	8/2028	$12,746,961	$12,669,068	$12,444,221	6.88%
Orbit Private Holdings I Ltd
Financial Services & Technology	First Lien	SOFR(S)	3.75%	7.55%	12/2031	9,084,897	9,050,594	9,134,092	5.05%
Ardonagh Midco 3 Limited
Business Services	First Lien (1)	SOFR(S)	2.75%	6.92%	2/2031	1,990,013	1,981,642	1,989,605	1.10%
Total Funded Debt Investments - United Kingdom						$23,821,871	$23,701,304	$23,567,918	13.03%
Funded Debt Investments - New Zealand
FNZ Group Entities Limited
Financial Services & Technology	First Lien (1)	SOFR(Q)	5.00%	8.90%	11/2031	$10,177,619	$9,997,353	$8,098,840	4.48%
Total Funded Debt Investments - New Zealand						$10,177,619	$9,997,353	$8,098,840	4.48%
Funded Debt Investments - Netherlands
Pearls (Netherlands) Bidco B.V.
Specialty Chemicals & Materials	First Lien (1)	SOFR(Q)	3.25%	7.09%	2/2029	$8,958,905	$8,576,445	$8,122,725	4.49%
Total Funded Debt Investments - Netherlands						$8,958,905	$8,576,445	$8,122,725	4.49%
Funded Debt Investments - Canada
BIFM CA Buyer Inc.
Business Services	First Lien (1)	SOFR(M)	3.25%	6.97%	5/2028	$9,049,388	$9,031,902	$9,122,915	5.04%
Neon Maple Purchaser Inc.
Financial Services & Technology	First Lien (1)	SOFR(M)	2.50%	6.22%	11/2031	3,510,266	3,523,351	3,518,884	1.95%
Jones DesLauriers Insurance Management Inc.
Business Services	First Lien	SOFR(Q)	3.00%	6.65%	2/2033	$2,686,747	$2,680,030	$2,693,464	1.49%
Total Funded Debt Investments - Canada						$15,246,401	$15,235,283	$15,335,263	8.48%
Funded Debt Investments - Luxembourg
Accelya Lux Finco S.a r.l.
Business Services	First Lien (1)	SOFR(Q)	5.25%	8.92%	10/2032	$16,486,772	$16,162,288	$16,435,250	9.08%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Team.blue Finco SARL
Software	First Lien (1)	SOFR(Q)	3.25%	6.92%	7/2032	$8,585,557	$8,594,969	$8,641,922	4.78%
Chrysaor Bidco S.a r.l.
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.25%	7.14%	10/2031	2,115,270	2,115,268	2,132,721	1.18%
Total Funded Debt Investments - Luxembourg						$27,187,599	$26,872,525	$27,209,893	15.04%
Funded Debt Investments - Cayman Islands
Bach Finance Limited
Education	First Lien (1)	SOFR(Q)	2.75%	6.57%	1/2032	$2,107,335	$2,103,078	$2,117,345	1.17%
Total Funded Debt Investments - Cayman Islands						$2,107,335	$2,103,078	$2,117,345	1.17%
Total Funded Debt Investments						$964,692,001	$957,258,519	$941,398,220	520.48%
Unfunded Debt Investments - United States
Citrin Cooperman Advisors LLC
Financial Services & Technology	First Lien - Delayed Draw - Unfunded (1)				4/2027	$2,272,727	$(22,727)	$9,466	0.01%
Cohnreznick Advisory LLC
Financial Services & Technology	First Lien - Delayed Draw - Unfunded (1)				3/2027	1,343,865	(3,527)	9,246	0.01%
HIG Operations Holdings, Inc.
Business Services	First Lien - Delayed Draw - Unfunded				9/2026	1,120,906	—	—	0.00%
Secretariat Advisors LLC
Business Services	First Lien - Delayed Draw - Unfunded (1)				2/2027	1,087,344	157	4,420	0.00%
US Fertility Enterprises, LLC
Healthcare	First Lien - Delayed Draw - Unfunded (1)				12/2027	1,041,732	—	5,209	0.00%
Total Unfunded Debt Investments - United States						$6,866,574	$(26,097)	$28,341	0.02%
Total Unfunded Debt Investments						$6,866,574	$(26,097)	$28,341	0.02%
Total Investments							$957,232,422	$941,426,561	520.50%

(1)Investment is pledged as collateral for the Credit Facility, a revolving credit facility among New Mountain Finance Corporation as the Collateral Manager, NMFC Senior Loan Program III LLC as the Borrower, Citibank, N.A. as Lender, Administrative Agent and U.S. Bank National Association as Collateral Agent and Collateral Administrator. See Note 8, Credit Facility, for details.
(2)All interest is payable in cash unless otherwise indicated. A majority of the variable rate debt investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (S). For each investment, the current interest rate provided reflects the rate in effect as of December 31, 2025.
* All or a portion of interest contains payment-in kind ("PIK") interest.
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2025 (Continued)

December 31, 2025
Investment Type	Percent of Total Investments at Fair Value
First lien	100.00%

December 31, 2025
Industry Type	Percent of Total Investments at Fair Value
Software	19.88%
Business Services	19.68%
Healthcare	17.71%
Financial Services & Technology	15.35%
Education	6.44%
Specialty Chemicals & Materials	4.58%
Packaging	4.16%
Distribution & Logistics	4.15%
Business Products	3.34%
Consumer Services	1.76%
Retail	1.34%
Energy	1.01%
Manufacturing	0.60%
Total investments	100.00%

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Funded Debt Investments - United States
Flash Charm, Inc.
Software	First Lien (1)	SOFR(Q)	3.50%	8.07%	3/2028	$16,507,806	$16,496,430	$16,225,803	8.29%
Help/Systems Holdings, Inc.
Software	First Lien (1)	SOFR(Q)	4.00%	8.69%	11/2026	17,696,845	17,637,602	15,639,587	7.99%
Boxer Parent Company Inc.
Software	First Lien (1)	SOFR(Q)	3.75%	8.34%	7/2031	15,320,998	15,284,394	15,470,217	7.90%
Syndigo LLC
Software	First Lien (1)	SOFR(Q)	4.50%	9.28%	12/2027	14,674,488	14,621,527	14,720,346	7.52%
Nielsen Consumer Inc.
Business Services	First Lien (1)	SOFR(M)	4.75%	9.11%	3/2028	14,753,397	13,503,879	14,719,589	7.52%
Dispatch Acquisition Holdings, LLC
Business Services	First Lien (1)	SOFR(Q)	4.25%	8.73%	3/2028	15,289,433	15,018,952	14,610,964	7.47%
Bracket Intermediate Holding Corp.
Healthcare	First Lien (1)	SOFR(Q)	4.25%	8.58%	5/2028	14,110,573	13,804,685	14,255,488	7.29%
Symplr Software, Inc.
Healthcare	First Lien (1)	SOFR(Q)	4.50%	9.19%	12/2027	15,400,000	15,330,924	14,122,277	7.22%
Heartland Dental, LLC
Healthcare	First Lien (1)	SOFR(M)	4.50%	8.86%	4/2028	14,036,213	13,630,748	14,080,076	7.19%
MH Sub I, LLC (Micro Holding Corp.)
Business Services	First Lien (1)	SOFR(M)	4.25%	8.56%	5/2028	7,094,381	6,973,290	7,111,135
	First Lien	SOFR(M)	4.25%	8.56%	12/2031	7,000,000	6,930,000	6,950,125
						14,094,381	13,903,290	14,061,260	7.18%
TRC Companies LLC
Business Services	First Lien (1)	SOFR(M)	3.50%	7.97%	12/2028	13,883,959	13,836,108	14,018,460	7.16%
Foundational Education Group, Inc.
Education	First Lien (1)	SOFR(Q)	3.75%	8.60%	8/2028	14,209,473	14,104,232	13,925,283	7.12%
Project Alpha Intermediate Holding, Inc.
Software	First Lien (1)	SOFR(Q)	3.25%	7.58%	10/2030	13,642,060	13,402,696	13,748,032	7.02%
Planview Parent, Inc.
Software	First Lien (1)	SOFR(Q)	3.50%	7.83%	12/2027	13,632,524	13,454,135	13,746,833	7.02%
Wrench Group LLC
Consumer Services	First Lien (1)	SOFR(Q)	4.00%	8.59%	10/2028	14,108,473	14,086,175	13,597,041	6.95%
Maverick Bidco Inc.
Software	First Lien (1)	SOFR(Q)	3.75%	8.49%	5/2028	8,854,606	8,828,458	8,869,367
	First Lien (1)	SOFR(Q)	4.25%	9.10%	5/2028	2,462,500	2,374,297	2,465,578
	First Lien - Delayed Draw - Funded (1)	SOFR(Q)	5.00%	9.69%	5/2028	1,965,000	1,900,504	1,968,276
						13,282,106	13,103,259	13,303,221	6.80%
Asurion, LLC
Business Services	First Lien (1)	SOFR(M)	4.25%	8.71%	8/2028	13,133,905	13,040,791	13,166,740	6.73%
Cloudera, Inc.
Software	First Lien (1)	SOFR(M)	3.75%	8.21%	10/2028	12,494,921	12,332,743	12,514,444	6.39%
Spring Education Group, Inc.
Education	First Lien (1)	SOFR(Q)	4.00%	8.33%	10/2030	12,225,302	12,092,838	12,315,464	6.29%
LSCS Holdings, Inc.
Healthcare	First Lien (1)	SOFR(M)	4.50%	8.97%	12/2028	11,972,654	11,882,641	12,069,932	6.17%
Osaic Holdings, Inc.
Financial Services & Technology	First Lien (1)	SOFR(M)	3.50%	7.86%	8/2028	11,567,818	11,452,151	11,627,462	5.94%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Dealer Tire Financial, LLC
Distribution & Logistics	First Lien (1)	SOFR(M)	3.50%	7.86%	7/2031	$11,550,662	$11,496,000	$11,579,539	5.92%
CE Intermediate I, LLC
Financial Services & Technology	First Lien (1)	SOFR(M)	3.50%	8.05%	11/2028	10,700,364	10,654,224	10,760,554	5.50%
CommerceHub, Inc.
Software	First Lien (1)	SOFR(Q)	4.00%	8.80%	12/2027	6,881,147	6,823,398	6,539,955
	First Lien (1)	SOFR(Q)	6.25%	10.90%	12/2027	3,920,000	3,595,510	3,920,000
						10,801,147	10,418,908	10,459,955	5.35%
DG Investment Intermediate Holdings 2, Inc.
Business Services	First Lien (1)	SOFR(M)	3.75%	8.22%	3/2028	10,287,871	10,258,107	10,405,750	5.32%
Kestra Advisor Services Holdings A, Inc.
Financial Services & Technology	First Lien (1)	SOFR(M)	3.00%	7.37%	3/2031	10,021,962	10,000,657	10,045,964	5.13%
MED ParentCo, LP
Healthcare	First Lien (1)	SOFR(M)	3.50%	7.86%	4/2031	9,929,507	9,883,423	9,986,909	5.10%
RxB Holdings, Inc.
Healthcare	First Lien (1)	SOFR(M)	4.50%	8.97%	12/2027	6,273,777	6,203,056	6,273,777
	First Lien (1)	SOFR(M)	5.25%	9.61%	12/2027	3,632,482	3,567,744	3,632,482
						9,906,259	9,770,800	9,906,259	5.06%
Discovery Purchaser Corporation
Specialty Chemicals & Materials	First Lien (1)	SOFR(Q)	4.38%	8.95%	10/2029	9,449,124	9,011,643	9,517,460	4.86%
CVET Midco 2, L.P.
Distribution & Logistics	First Lien (1)	SOFR(Q)	5.00%	9.33%	10/2029	9,805,595	9,443,692	9,455,398	4.83%
Cardinal Parent, Inc.
Financial Services & Technology	First Lien (1)	SOFR(Q)	4.50%	8.98%	11/2027	9,720,287	9,586,403	9,321,357	4.76%
RealPage, Inc.
Software	First Lien	SOFR(Q)	3.75%	8.08%	4/2028	5,000,000	4,975,000	5,028,125
	First Lien (1)	SOFR(Q)	3.00%	7.59%	4/2028	4,260,813	4,255,167	4,259,483
						9,260,813	9,230,167	9,287,608	4.75%
Quartz Holding Company
Software	First Lien (1)	SOFR(M)	3.50%	7.86%	10/2028	9,083,501	9,044,496	9,128,918	4.66%
Groundworks, LLC
Business Services	First Lien (1)	SOFR(M)	3.25%	7.65%	3/2031	8,787,450	8,737,936	8,846,032
	First Lien - Delayed Draw - Funded (1)	SOFR(M)	3.25%	7.65%	3/2031	258,772	257,303	260,497
						9,046,222	8,995,239	9,106,529	4.65%
BCPE Empire Holdings, Inc.
Distribution & Logistics	First Lien (1)	SOFR(M)	3.50%	7.86%	12/2028	8,921,085	8,863,084	8,981,178	4.59%
Higginbotham Insurance Agency, Inc.
Business Services	First Lien (1)	SOFR(M)	4.50%	8.86%	11/2028	8,896,496	8,856,105	8,896,496	4.55%
Eisner Advisory Group LLC
Financial Services & Technology	First Lien (1)	SOFR(M)	4.00%	8.36%	2/2031	8,631,875	8,571,406	8,745,168	4.47%
Thermostat Purchaser III, Inc.
Business Services	First Lien (1)	SOFR(Q)	4.25%	8.58%	8/2028	8,505,469	8,485,407	8,505,469	4.35%
OMNIA Partners, LLC
Business Services	First Lien (1)	SOFR(Q)	2.75%	7.37%	7/2030	8,438,149	8,378,589	8,482,976	4.33%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Convey Health Solutions, Inc.
Healthcare	First Lien	SOFR(Q)*	1.00% + 4.25%/PIK	9.68%	7/2029	$8,875,653	$8,736,939	$8,054,655	4.12%
ConnectWise, LLC
Software	First Lien (1)	SOFR(Q)	3.50%	8.09%	9/2028	7,958,974	7,940,203	8,021,651	4.10%
Houghton Mifflin Harcourt Company
Education	First Lien (1)	SOFR(M)	5.25%	9.71%	4/2029	8,068,752	7,856,168	7,961,167	4.07%
Bella Holding Company, LLC
Healthcare	First Lien (1)	SOFR(M)	3.75%	8.21%	5/2028	7,799,697	7,779,785	7,859,411	4.02%
Eagle Parent Corp.
Business Services	First Lien (1)	SOFR(Q)	4.25%	8.58%	4/2029	7,392,325	7,290,540	7,260,653	3.71%
Viant Medical Holdings, Inc.
Healthcare	First Lien (1)	SOFR(Q)	4.00%	8.59%	10/2031	7,100,000	7,064,809	7,187,650	3.67%
WatchGuard Technologies, Inc.
Software	First Lien (1)	SOFR(M)	5.25%	9.61%	7/2029	6,918,026	6,666,641	6,869,386	3.51%
Confluent Medical Technologies, Inc.
Healthcare	First Lien (1)	SOFR(Q)	3.25%	7.85%	2/2029	6,807,938	6,785,690	6,841,977	3.50%
AG Parent Holdings, LLC
Healthcare	First Lien (1)	SOFR(Q)	5.00%	9.78%	7/2026	7,218,365	7,208,403	6,821,355	3.49%
athenahealth Group Inc.
Healthcare	First Lien (1)	SOFR(M)	3.25%	7.61%	2/2029	6,773,107	6,582,266	6,805,764	3.48%
Bayou Intermediate II, LLC
Healthcare	First Lien (1)	SOFR(Q)	4.50%	9.35%	8/2028	6,667,441	6,628,594	6,667,441	3.41%
Perforce Software, Inc.
Software	First Lien (1)	SOFR(M)	4.75%	9.11%	3/2031	6,597,003	6,569,817	6,508,603	3.33%
Summit Acquisition Inc.
Business Services	First Lien (1)	SOFR(Q)	3.75%	8.08%	10/2031	6,000,000	5,970,544	6,000,000	3.07%
UKG Inc.
Software	First Lien (1)	SOFR(Q)	3.00%	7.62%	2/2031	5,812,072	5,807,756	5,861,277	3.00%
AmSpec Parent, LLC
Energy	First Lien	SOFR(Q)	4.25%	8.56%	12/2031	5,753,544	5,724,776	5,796,695	2.96%
Xplor T1, LLC
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.50%	7.83%	6/2031	5,586,877	5,560,342	5,651,489	2.89%
RLG Holdings, LLC
Packaging	First Lien (1)	SOFR(M)	4.25%	8.72%	7/2028	5,668,308	5,652,106	5,613,042	2.87%
Valcour Packaging, LLC
Packaging	First Lien	SOFR(M)*	1.50% + 2.25%/PIK	8.35%	10/2028	3,104,529	3,104,509	2,738,195
	First Lien (1)	SOFR(M)	5.25%	9.73%	10/2028	2,256,091	2,234,539	2,327,541
						5,360,620	5,339,048	5,065,736	2.59%
HighTower Holding, LLC
Financial Services & Technology	First Lien (1)	SOFR(Q)	3.50%	8.07%	4/2028	4,681,759	4,656,288	4,706,631	2.41%
Plano Holdco, Inc.
Business Services	First Lien (1)	SOFR(Q)	3.50%	7.83%	10/2031	4,625,000	4,602,411	4,694,375	2.40%
Confluent Health, LLC
Healthcare	First Lien (1)	SOFR(M)	4.00%	8.47%	11/2028	4,652,749	4,637,584	4,553,878	2.33%
VSTG Intermediate Holdings, Inc.
Business Services	First Lien (1)	SOFR(Q)	4.75%	9.08%	7/2029	4,455,429	4,436,129	4,474,921	2.29%
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Project Ruby Ultimate Parent Corp.
Healthcare	First Lien (1)	SOFR(M)	3.00%	7.47%	3/2028	$4,274,268	$4,263,039	$4,299,379	2.20%
Mavis Tire Express Services Topco, Corp.
Retail	First Lien (1)	SOFR(M)	3.50%	7.86%	5/2028	4,090,223	4,079,183	4,122,887	2.11%
Zest Acquisition Corp.
Healthcare	First Lien (1)	SOFR(Q)	5.25%	9.84%	2/2028	4,031,342	3,916,155	4,081,734	2.09%
Peraton Corp.
Federal Services	First Lien (1)	SOFR(M)	3.75%	8.21%	2/2028	4,103,131	4,092,522	3,830,017	1.96%
Storable, Inc.
Software	First Lien (1)	SOFR(M)	3.50%	7.86%	4/2028	3,746,207	3,741,229	3,776,060	1.93%
LI Group Holdings, Inc.
Education	First Lien (1)	SOFR(M)	3.50%	7.97%	3/2028	3,702,222	3,697,409	3,716,106	1.90%
eResearchTechnology, Inc.
Healthcare	First Lien (1)	SOFR(M)	4.00%	8.36%	2/2027	3,594,060	3,593,713	3,619,892	1.85%
Therapy Brands Holdings LLC
Healthcare	First Lien (1)	SOFR(M)	4.00%	8.47%	5/2028	4,016,111	4,004,649	3,413,694	1.74%
Pushpay USA Inc.
Financial Services & Technology	First Lien (1)	SOFR(Q)	4.50%	8.83%	8/2031	3,119,923	3,089,895	3,147,223	1.61%
Marcel Bidco LLC (Marcel Bidco GmbH)
Software	First Lien (1)	SOFR(M)	3.50%	8.07%	11/2030	2,822,893	2,785,451	2,854,650	1.46%
EAB Global, Inc.
Education	First Lien (1)	SOFR(M)	3.25%	7.61%	8/2028	2,816,170	2,797,646	2,830,603	1.45%
Ascensus Group Holdings, Inc.
Business Services	First Lien (1)	SOFR(M)	3.00%	7.36%	8/2028	2,787,204	2,778,402	2,815,076	1.44%
Brown Group Holding, LLC
Distribution & Logistics	First Lien (1)	SOFR(Q)	2.50%	6.86%	7/2031	2,697,009	2,647,826	2,708,327	1.38%
Sierra Enterprises, LLC
Food & Beverage	First Lien (1)	SOFR(Q)	6.75%	11.34%	5/2027	2,540,091	2,539,423	2,540,091	1.30%
BW Holding, Inc.
Packaging	First Lien (1)	SOFR(Q)	4.00%	8.66%	12/2028	2,742,499	2,591,753	2,452,822	1.25%
ADMI Corp. (aka Aspen Dental)
Healthcare	First Lien (1)	SOFR(M)	3.75%	8.22%	12/2027	2,351,563	2,345,492	2,318,249	1.18%
Cornerstone OnDemand, Inc.
Software	First Lien (1)	SOFR(M)	3.75%	8.22%	10/2028	2,559,460	2,551,714	2,256,592	1.15%
AssuredPartners, Inc
Business Services	First Lien (1)	SOFR(M)	3.50%	7.86%	2/2031	1,955,324	1,953,064	1,961,638	1.00%
Physician Partners, LLC
Healthcare	First Lien (1)	SOFR(Q)	4.00%	8.74%	12/2028	4,187,855	4,160,274	1,765,878	0.90%
Total Funded Debt Investments - United States						$671,904,911	$664,094,228	$662,300,681	338.46%
Funded Debt Investments - United Kingdom
Osmosis Buyer Limited
Consumer Products	First Lien (1)	SOFR(M)	3.50%	8.05%	7/2028	$11,020,824	$10,912,354	$11,065,597	5.66%
Ardonagh Midco 3 Limited
Business Services	First Lien (1)	SOFR(Q)	3.75%	8.51%	2/2031	9,400,000	9,354,206	9,458,750	4.84%
Aston FinCo S.a r.l.
Software	First Lien (1)	SOFR(M)	4.25%	8.72%	10/2026	5,715,000	5,698,039	5,486,400	2.80%
Inizio Group Limited
Healthcare	First Lien (1)	SOFR(Q)	4.25%	8.68%	8/2028	4,500,000	4,469,603	4,449,375	2.27%
Total Funded Debt Investments - United Kingdom						$30,635,824	$30,434,202	$30,460,122	15.57%

The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024 (Continued)

Portfolio Company, Location and Industry	Type of Investment	Reference	Spread	Interest Rate (2)	Maturity/Expiration Date	Principal Amount, Par Value	Cost	Fair Value	Percent of Member's Capital

Funded Debt Investments - New Zealand
FNZ Group Entities Limited
Financial Services & Technology	First Lien (1)	SOFR(Q)	5.00%	9.55%	11/2031	$10,254,528	$10,050,310	$10,036,619	5.13%
Total Funded Debt Investments - New Zealand						$10,254,528	$10,050,310	$10,036,619	5.13%

Funded Debt Investments - Netherlands
TMF Sapphire Bidco B.V.
Business Services	First Lien (1)	SOFR(Q)	3.50%	8.09%	5/2028	$2,640,067	$2,600,002	$2,656,567	1.36%
Pearls (Netherlands) Bidco B.V.
Specialty Chemicals & Materials	First Lien (1)	SOFR(Q)	4.00%	8.59%	2/2029	1,694,768	1,691,906	1,712,422	0.88%
Total Funded Debt Investments - Netherlands						$4,334,835	$4,291,908	$4,368,989	2.23%
Funded Debt Investments - Canada
BIFM CA Buyer Inc.
Business Services	First Lien (1)	SOFR(M)	3.75%	8.11%	5/2028	$3,580,052	$3,540,590	$3,615,853	1.85%
Total Funded Debt Investments - Canada						$3,580,052	$3,540,590	$3,615,853	1.85%
Funded Debt Investments - Luxembourg
Chrysaor Bidco S.a r.l.
Financial Services & Technology	First Lien	SOFR(Q)	3.50%	7.79%	7/2031	$2,131,214	$2,131,214	$2,151,460	1.10%
Total Funded Debt Investments - Luxembourg						$2,131,214	$2,131,214	$2,151,460	1.10%
Funded Debt Investments - Cayman Islands
Bach Finance Limited
Education	First Lien (1)	SOFR(Q)	3.75%	8.26%	2/2031	$2,123,232	$2,118,393	$2,142,607	1.09%
Total Funded Debt Investments - Cayman Islands						$2,123,232	$2,118,393	$2,142,607	1.09%
Total Funded Debt Investments						$724,964,596	$716,660,845	$715,076,331	365.43%
Unfunded Debt Investments - United States
Groundworks, LLC
Business Services	First Lien - Delayed Draw - Unfunded (1)	—	—	—	3/2026	$1,365,377	$(4,212)	$9,102	0.01%
DG Investment Intermediate Holdings 2, Inc.
Business Services	First Lien - Delayed Draw - Unfunded (1)	—	—	—	3/2028	245,817	(602)	2,817	0.00%
AmSpec Parent, LLC
Energy	First Lien - Delayed Draw - Unfunded	—	—	—	12/2026	885,161	(2,213)	6,639	0.00%
Total Unfunded Debt Investments - United States						$2,496,355	$(7,027)	$18,558	0.01%
Unfunded Debt Investments - Luxembourg
Chrysaor Bidco S.a r.l.
Financial Services & Technology	First Lien - Delayed Draw - Unfunded	—	—	—	7/2026	$157,614	$—	$1,497	0.00%
Total Unfunded Debt Investments - Luxembourg						$157,614	$—	$1,497	0.00%
Total Unfunded Debt Investments						$2,653,969	$(7,027)	$20,055	0.01%
Total Investments							$716,653,818	$715,096,386	365.44%

(1)Investment is pledged as collateral for the Credit Facility, a revolving credit facility among New Mountain Finance Corporation as the Collateral Manager, NMFC Senior Loan Program III LLC as the Borrower, Citibank, N.A. as Lender, Administrative Agent and U.S. Bank National Association as Collateral Agent and Collateral Administrator. See Note 8, Credit Facility, for details.
(2)All interest is payable in cash unless otherwise indicated. A majority of the variable rate debt investments bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (S). For each investment, the current interest rate provided reflects the rate in effect as of December 31, 2024.
* All or a portion of interest contains payment-in kind ("PIK") interest.
The accompanying notes are an integral part of these financial statements.

NMFC Senior Loan Program III LLC
Schedule of Investments
December 31, 2024 (Continued)

December 31, 2024
Investment Type	Percent of Total Investments at Fair Value
First lien	100.00%

December 31, 2024
Industry Type	Percent of Total Investments at Fair Value
Software	25.99%
Business Services	22.22%
Healthcare	21.42%
Financial Services & Technology	10.65%
Education	6.00%
Distribution & Logistics	4.57%
Consumer Services	1.90%
Packaging	1.84%
Specialty Chemicals & Materials	1.57%
Consumer Products	1.55%
Energy	0.81%
Retail	0.58%
Federal Services	0.54%
Food & Beverage	0.36%
Total investments	100.00%

The accompanying notes are an integral part of these financial statements.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025

Note 1. Formation and Business Purposes
NMFC Senior Loan Program III LLC (“SLP III” or the “Fund”) is a Delaware limited liability company that was formed on November 17, 2017. The Fund commenced operations on April 25, 2018, operating as a private joint venture investment fund between New Mountain Finance Corporation (“NMFC”) and SkyKnight Income II, LLC (“SkyKnight II”). The Fund is managed by a board of managers (the “Board”), which has equal representation from NMFC and SkyKnight II.
The Fund operates under a Limited Liability Company Agreement, as amended (the “LLC Agreement”) dated April 25, 2018 among NMFC and SkyKnight II. Pursuant to certain terms of the LLC Agreement, the Fund will continue in existence until August 7, 2030. The Fund has a five year investment period subject to a one year extension with Board approval. On August 6, 2025, the investment period was extended until August 7, 2028. On April 25, 2018, the Fund entered into an administration agreement (the “Administration Agreement”) with New Mountain Finance Administration, L.L.C. (the “Administrator”). The Administrator provides administrative services necessary to conduct the day-to-day operations of the Fund.
The Fund’s investment objective is to generate current income and capital appreciation primarily through investments in senior secured loans, typically broadly syndicated first lien loans, in United States (“U.S.”) middle-market eligible companies, with a focus in defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers, (iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams.
Note 2. Summary of Significant Accounting Policies
Basis of accounting—The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment fund following accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services—Investment Companies, (“ASC 946”). The financial statements reflect all adjustments and reclassifications which are necessary for the fair presentation of the results of operations and financial condition for all periods presented. Revenues are recognized when earned and expenses when incurred.
Investments—The Fund applies fair value accounting in accordance with GAAP. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments are reflected on the Statement of Assets, Liabilities and Members’ Capital at fair value, with changes in unrealized gains and losses resulting from changes in fair value reflected in the Statement of Operations as “Net change in unrealized appreciation (depreciation) of investments” and realizations on portfolio investments reflected in the Statement of Operations as “Net realized gains (losses) on investments”.
The Fund values its assets on a quarterly basis, or more frequently if required. In all cases, the Board is ultimately and solely responsible for determining the fair value of the portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available and any other situation where its portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. The Fund’s quarterly valuation procedures are set forth in more detail below:
(1) Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
(2) Investments for which indicative prices are obtained through various independent pricing services and/or broker or dealers, internal reviews are performed to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the quote is unable to be sufficiently validated and if the investment’s par value or its fair value exceeds the materiality threshold, the Fund shall seek other market quotations for the investment. If none are readily available, the investment is valued similarly to those assets with no readily available quotes (see (3) below).
(3) Investments for which quotations are not readily available through exchanges, pricing services, brokers or dealers:
a.Each portfolio company or investment is initially valued; and
b.Valuation conclusions will then be documented and presented to the Board.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of a commitment not completely funded may result in a negative fair value until it is called and funded.
The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period and the fluctuations could be material.
See Note 3, Investments, for further discussion relating to investments.
Cash and cash equivalents—Cash and cash equivalents include cash and short-term, highly liquid investments. The Fund defines cash equivalents as securities that are readily convertible into known amounts of cash and so near maturity that there is insignificant risk of changes in value. These securities have original maturities of three months or less. The Fund did not hold any cash equivalents as of December 31, 2025 and December 31, 2024.
Revenue recognition
Sales and paydowns of investments: Realized gains and losses on investments are determined on the specific identification method.
Interest income: Interest income, including amortization of premium and discount using the effective interest method, is recorded on the accrual basis and periodically assessed for collectability. Interest income also includes interest earned from cash on hand. Upon the prepayment of a loan or debt security, any prepayment penalties are recorded as part of interest income. The Fund has investments in its portfolio that contain payment-in-kind (“PIK”) interest. PIK interest is accrued and recorded as income at the contractual rates, if deemed collectible. The PIK interest is added to the principal balance on the capitalization dates and is generally due at maturity or when redeemed by the issuer.
Other income: Other income represents delayed compensation, consent or amendment fees, delayed draw commitment fees, upfront fees and other miscellaneous fees received and are typically non-recurring and non-refundable in nature. Delayed compensation is income earned from counterparties on trades that do not settle within a set number of business days after trade date. Upfront fees are recognized as income when earned, usually when paid at the closing of the investment and are non-refundable.
Interest and other credit facility expenses—Interest and other credit facility expenses are recorded on an accrual basis. See Note 8, Credit Facility, for details.
Deferred credit facility costs—The deferred credit facility costs of the Fund consists of capitalized expenses related to the origination and amending of the Fund’s borrowings. The Fund amortizes these costs into expense over the stated life of the borrowing. See Note 8, Credit Facility, for details.
Income taxes—No provision for income taxes has been made in the accompanying financial statements, as the members are individually responsible for reporting income or loss based on their respective shares of the Fund’s revenues or expenses for income tax purposes. The Fund files U.S. federal, state, and local income tax returns.
The Fund recognizes uncertain tax positions and tax-related interest and penalties, if applicable, as a component of income tax expense. For the years ended December 31, 2025, December 31, 2024, and December 31, 2023, no such amounts were recognized. The 2022 through 2025 tax years of the Fund remain subject to examination by the U.S. federal, state, and local tax authorities.
Distributions—Distributions to members of the Fund are recorded on the record date as set by the Board in accordance with the LLC Agreement.
Use of estimates—The preparation of the financial statements in conformity with GAAP requires making estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Changes in the economic environment, financial markets, and

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
other metrics used in determining these estimates could cause actual results to differ from the estimates used, and the differences could be material.
Note 3. Investments
At December 31, 2025, investments consisted of the following:

	Cost	Fair Value
First lien	$957,232,422	$941,426,561
Investment Cost and Fair Value by Industry

	Cost (1)	Fair Value (1)
Software	$190,363,586	$187,109,894
Business Services	183,283,444	185,304,469
Healthcare	173,795,430	166,706,577
Financial Services & Technology	145,924,370	144,485,849
Education	62,992,980	60,639,323
Specialty Chemicals & Materials	43,379,943	43,161,878
Packaging	42,481,918	39,133,592
Distribution & Logistics	39,633,676	39,048,316
Business Products	31,186,092	31,425,543
Consumer Services	16,534,069	16,572,064
Retail	12,548,894	12,653,404
Energy	9,477,585	9,540,383
Manufacturing	5,630,435	5,645,269
Total investments	$957,232,422	$941,426,561

(1)During the year ended December 31, 2025, the Fund updated its investment industry classification to better reflect the business mix of underlying portfolio companies. The Schedule of Investments as of December 31, 2024, as well as the industry composition of investments as of December 31, 2024, has been updated to conform to the classifications used to prepare the financial statements as of and for the year ended December 31, 2025.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
At December 31, 2024, investments consisted of the following:

	Cost	Fair Value
First lien	$716,653,818	$715,096,386
Investment Cost and Fair Value by Industry

	Cost (1)	Fair Value (1)
Software	$186,787,207	$185,879,583
Business Services	156,797,541	158,923,985
Healthcare	156,480,216	153,161,273
Financial Services & Technology	75,752,890	76,195,424
Education	42,666,686	42,891,230
Distribution & Logistics	32,450,602	32,724,442
Consumer Services	14,086,175	13,597,041
Packaging	13,582,907	13,131,600
Specialty Chemicals & Materials	10,703,549	11,229,882
Consumer Products	10,912,354	11,065,597
Energy	5,722,563	5,803,334
Retail	4,079,183	4,122,887
Federal Services	4,092,522	3,830,017
Food & Beverage	2,539,423	2,540,091
Total	$716,653,818	$715,096,386

(1)During the year ended December 31, 2025, the Fund updated its investment industry classification to better reflect the business mix of underlying portfolio companies. The Schedule of Investments as of December 31, 2024, as well as the industry composition of investments as of December 31, 2024, has been updated to conform to the classifications used to prepare the financial statements as of and for the year ended December 31, 2025.
As of December 31, 2025 and December 31, 2024, the Fund had unfunded commitments in the form of delayed draws of $6,866,574 and $2,653,969, respectively. As of December 31, 2025 and December 31, 2024, the Fund had no unfunded commitments on revolving credit facilities and bridge facilities.
Investment risk factors—First and second lien debt that the Fund invests in is entirely, or almost entirely, rated below investment grade or may be unrated. Debt investments rated below investment grade are often referred to as "leveraged loans", "high yield" or "junk" debt investments, and may be considered "high risk" compared to debt investments that are rated investment grade. These debt investments are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce members’ capital and distributions from the Fund. In addition, some of the Fund's debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. First and second lien debt may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these first and second lien debt investments. This illiquidity may make it more difficult to value the debt.
Note 4. Fair Value
Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), establishes a fair value hierarchy that prioritizes and ranks the inputs to valuation techniques used in measuring investments at fair value. The hierarchy classifies the inputs used in measuring fair value into three levels as follows:

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
Level I—Quoted prices (unadjusted) are available in active markets for identical investments and the Fund has the ability to access such quotes as of the reporting date. The type of investments which would generally be included in Level I include active exchange-traded equity securities and exchange-traded derivatives. As required by ASC 820, the Fund, to the extent that it holds such investments, does not adjust the quoted price for these investments, even in situations where the Fund holds a large position and a sale could reasonably impact the quoted price.
Level II—Pricing inputs are observable for the investments, either directly or indirectly, as of the reporting date, but are not the same as those used in Level I. Level II inputs include the following:
•Quoted prices for similar assets or liabilities in active market
• Quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);
• Pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including foreign exchange forward contracts); and
• Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.
Level III—Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.
The inputs used to measure fair value may fall into different levels. In all instances when the inputs fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level of input that is significant to the fair value measurement in its entirety. As such, a Level III fair value measurement may include inputs that are both observable and unobservable. Gains and losses for such assets categorized within Level III may include changes in fair value that are attributable to both observable inputs and unobservable inputs.
The inputs into the determination of fair value require significant judgment or estimation and consideration of factors specific to each investment. Changes in the observability of valuation inputs may result in the transfer of certain investments within the fair value hierarchy from period to period.
The following table summarizes the levels in the fair value hierarchy that the Fund’s portfolio investments fall into as of December 31, 2025:

	Total	Level I	Level II	Level III
First lien	$941,426,561	$—	$898,939,594	$42,486,967
The following table summarizes the levels in the fair value hierarchy that the Fund’s portfolio investments fall into as of December 31, 2024:

	Total	Level I	Level II	Level III
First lien	$715,096,386	$—	$666,605,975	$48,490,411

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
The following table presents changes in assets classified in Level III of the fair value hierarchy during the year ended December 31, 2025, attributable to the following:

First Lien
Fair value, December 31, 2024	$48,490,411
Total gains or losses included in earnings:
Net realized gains on investments	10,250
Net change in unrealized (depreciation) appreciation of investments	(1,741,528)
Purchases, including capitalized PIK	50,318,893
Proceeds from sales and paydowns of investments	(38,491,939)
Transfers into Level III (1)	38,906,990
Transfers out of Level III (1)	(55,006,110)
Fair value, December 31, 2025	$42,486,967
Net change in unrealized depreciation for the period relating to those Level III assets that were still held by the Fund at the end of the period:	$(1,497,112)

(1)As of December 31, 2025, portfolio investments were transferred into Level III from Level II and out of Level III into Level II at fair value as of the beginning of the period in which the reclassification occurred.
The following table presents changes in assets classified in Level III of the fair value hierarchy during the year ended December 31, 2024, attributable to the following:

First Lien
Fair value, December 31, 2023	$89,860,847
Total gains or losses included in earnings:
Net realized gains on investments	75,393
Net change in unrealized appreciation of investments	711,458
Purchases, including capitalized PIK	8,886,521
Proceeds from sales and paydowns of investments	(11,771,101)
Transfers into Level III (1)	6,326,905
Transfers out of Level III (1)	(45,599,612)
Fair value, December 31, 2024	$48,490,411
Net change in unrealized appreciation for the period relating to those Level III assets that were still held by the Fund at the end of the period:	$711,458

(1)As of December 31, 2024, portfolio investments were transferred into Level III from Level II and out of Level III into Level II at fair value as of the beginning of the period in which the reclassification occurred.
The Fund generally uses the following framework when determining the fair value of investments where there are little, if any, market activity or observable pricing inputs. The Fund typically determines the fair value of its investments utilizing an income approach. Additional consideration is given using a market based approach, as well as reviewing the overall underlying portfolio company's performance and associated financial risks.
The Fund may employ the market based approach to assess the total enterprise value of the portfolio company, in order to evaluate the enterprise value coverage of the Fund’s investment. The Fund may estimate the total enterprise value of each portfolio company by utilizing market value cash flow multiples of publicly traded comparable companies and comparable transactions. The Fund may apply an average of various relevant comparable company earnings before interest, taxes, depreciation, and amortization (“EBITDA”) multiples to the portfolio company's latest twelve month ("LTM") EBITDA or projected EBITDA to calculate the enterprise value of the portfolio company.
After enterprise value coverage is demonstrated for the Fund’s investments through the method above, the income based approach may be employed to estimate the fair value of the investment using a discounted cash flow analysis. Projected

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
cash flows represent the relevant security's contractual interest, fee and principal payments plus the assumption of full principal recovery at the investment's expected maturity date. These cash flows are discounted at a rate established utilizing a combination of a yield calibration approach and a comparable investment approach. The yield calibration approach incorporates changes in the credit quality (as measured by relevant statistics) of the portfolio company, as compared to changes in the yield associated with comparable credit quality market indices, between the date of origination and the valuation date. The comparable investment approach utilizes an average yield-to maturity of a selected set of high-quality, liquid investments to determine a comparable investment discount rate. Significant increases or decreases in the discount rate would result in a decrease or increase in the fair value measurement. In applying the income based approach as of December 31, 2025, the Fund used the discount ranges set forth in the table below to value investments in its portfolio companies.
The unobservable inputs used in the fair value measurement of the Fund’s Level III investments as of December 31, 2025 were as follows:

				Range
Type	Fair Value as of December 31, 2025	Approach	Unobservable Input	Low	High	Weighted Average (1)
First lien	$30,637,570	Market & income approach	EBITDA multiple	11.5x	12.5x	12.0x
			Discount rate	6.6%	10.7%	7.5%
	11,849,397	Other	N/A (2)	N/A	N/A	N/A
	$42,486,967

(1)Unobservable inputs were weighted by the relative fair value of the investments.
(2)Fair value was determined based on transaction pricing or recent acquisition or sale as the best measure of fair value with no material changes in operations of the related portfolio company since the transaction date.
The unobservable inputs used in the fair value measurement of the Fund’s Level III investments as of December 31, 2024 were as follows:

				Range
Type	Fair Value as of December 31, 2024	Approach	Unobservable Input	Low	High	Weighted Average (1)
First lien	$39,984,942	Market & income approach	EBITDA	12.0x	19.0x	15.2x
			Discount rate	7.0%	12.2%	8.9%
	8,505,469	Other	N/A (2)	N/A	N/A	N/A
	$48,490,411

(1)Unobservable inputs were weighted by the relative fair value of the investments.
(2)Fair value was determined based on transaction pricing or recent acquisition or sale as the best measure of fair value with no material changes in operations of the related portfolio company since the transaction date.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
The following is the principal amount and fair value of the Company’s debt obligation as of December 31, 2025 and December 31, 2024. Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The fair value of the Credit Facility is considered Level III.

	December 31, 2025		December 31, 2024
	Principal Amount	Fair Value	Principal Amount	Fair Value
Credit Facility	$672,700,000	$664,860,474	$511,200,000	$521,034,246
Fair value risk factors—The Fund seeks investment opportunities that offer the possibility of attaining substantial capital appreciation. Certain events particular to each industry in which the Fund's portfolio companies conduct their operations, as well as general economic and political conditions, may have a significant negative impact on the operations and profitability of the Fund's investments and/or on the fair value of the Fund's investments. The Fund's investments are subject to the risk of non-payment of scheduled interest or principal, resulting in a reduction in income to the Fund and their corresponding fair valuations. Also, there may be risk associated with the concentration of investments in one geographic region or in certain industries. These events are beyond the control of the Fund and cannot be predicted. Furthermore, the ability to liquidate investments and realize value is subject to uncertainties.
Note 5. Members’ Capital
The Fund may draw down capital from its members to fund investments or pay fees, expenses or other obligations of the Fund in accordance with the LLC Agreement. The following table presents the Fund’s total committed capital, which as of December 31, 2025, December 31, 2024 and December 31, 2023 has been fully funded by its members:

	Year Ended December 31,
	2025	2024	2023
Capital Commitments	$200,000,000	$200,000,000	$175,000,000
In accordance with the LLC Agreement, the Fund’s total committed capital may increase up to 10.0% in order to avoid any adverse consequences under the Fund’s Credit Facility (as defined in Note 8, Credit Facility), which as of December 31, 2025 and as of December 31, 2024 had not been utilized.
Note 6. Allocations of Distributions and Profits and Losses
In accordance with the LLC Agreement, distributions and net increase or decrease in members’ capital resulting from operations are allocated among the members in proportion to their respective capital account balances.
Note 7. Related Parties
In accordance with the Administration Agreement, the Fund will reimburse the Administrator for expenses incurred by the Administrator for performing its obligations to the Fund. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to the Fund for reimbursement some or all of the expenses that the Administrator has incurred on behalf of the Fund during the year. For the years ended December 31, 2025, December 31, 2024, and December 31, 2023, $405,326, $315,112, and $337,303, respectively, of indirect administrative expenses were included in administrative expenses, none of which were waived by the Administrator. The Administrator cannot recoup any expenses that the Administrator has previously waived. For each calendar year, the Board must approve the reimbursement of expenses in excess of $1,000,000. Amounts payable to the Administrator for fund expenses paid on behalf of the Fund are shown as payable to affiliate on the Statement of Assets, Liabilities and Members’ Capital.
Note 8. Credit Facility
On May 2, 2018, the Fund entered into a Credit and Security Agreement, as amended (the “Credit Facility”), among NMFC, as the Collateral Manager, the Fund as the Borrower, Citibank, N.A. as Lender and Administrative Agent and U.S. Bank National Association as Collateral Agent and Collateral Administrator, which is structured as a revolving credit facility and matures on August 7, 2030. Effective August 6, 2025, the reinvestment period was extended to August 7, 2028.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
On August 6, 2025, the Fund entered into an amendment to add a subordinate lender ("Class B lenders") to the existing lender ("Class A lenders"). As of the amendment on August 6, 2025, the fund's revolving credit facility has a maximum borrowing capacity of $941,000,000 of which $830,000,000 of the facility amount is attributed to Class A lenders and $111,000,000 is attributed to Class B lenders. Prior to the amendment on August 6, 2025, the Fund's evolving credit facility had a maximum borrowing capacity of $600,000,000 with the full amount attributable to the Class A lenders. Under the Credit Facility, the Fund is permitted to borrow up to 75.0% or 77.5% of the purchase price of pledged assets, subject to approval by Citibank, N.A. The Credit Facility is collateralized by all of the investments of the Fund on an investment by investment basis. All fees associated with the origination and amending of the Credit Facility are capitalized on the Statement of Assets, Liabilities and Members’ Capital and charged against income as other credit facility expenses over the life of the Credit Facility. The Credit Facility contains certain customary affirmative and negative covenants and events of default. The covenants are generally not tied to mark to market fluctuations in the prices of the Fund’s investments, but rather to the performance of the underlying portfolio companies. As of December 31, 2025 and December 31, 2024, the total balance outstanding on the Credit Facility attributable to the Class A lenders was $632,700,000 and $511,200,000, respectively. As of December 31, 2025 and December 31, 2024, the total balance outstanding on the Credit Facility attributable to the Class B lenders was $40,000,000 and $0, respectively. As of December 31, 2025 and December 31, 2024, the Fund was in compliance with the applicable covenants in the Credit Facility.
As of the amendment on August 6, 2025, during the reinvestment period, Class A advances bear interest at a rate of the Secured Overnight Financing Rate ("SOFR") plus 1.50%, and after the reinvestment period Class A advances will bear interest at a rate of the SOFR plus 1.80% and Class B advances bear interest at a rate of the SOFR plus 4.75%, and after the reinvestment period Class B advances will bear interest at a rate of the SOFR plus 5.05%. From July 3, 2024 to August 6, 2025, during the reinvestment period, the credit facility bore interest at a rate of the SOFR plus 1.65%, and after the reinvestment period it bore interest at a rate of SOFR plus 1.95%. From June 23, 2023 to July 3, 2024, during the reinvestment period, the credit facility bore interest at a rate of the SOFR plus 1.80%, and after the reinvestment period it bore interest at a rate of SOFR plus 2.10%. Prior to the amendment on June 23, 2023, the facility bore interest at a rate of the London Interbank Offered Rate (“LIBOR”) plus 1.60% per annum during the reinvestment period and LIBOR plus 1.90% per annum after the reinvestment period. The Credit Facility also charges a non-usage fee, based on the unused facility amount multiplied by the Commitment Fee Rate (as defined in the Credit and Security Agreement).
The following table summarizes the interest expense, non-usage fees and amortization of credit facility costs incurred on the Credit Facility for the years ended December 31, 2025, December 31, 2024 and December 31, 2023:

	Year Ended December 31,
	2025	2024	2023
Interest expense	$31,339,600	$33,906,854	$34,250,583
Non-usage fee	$849,418	$390,465	$156,429
Amortization of financing costs	$1,432,319	$865,497	$809,397
Effective interest rate	6.3%	7.3%	7.1%
Weighted average interest rate	5.9%	7.0%	6.9%
Average debt outstanding	$529,910,959	$483,590,437	$494,566,849
Leverage risk factors—The Fund utilizes and may utilize leverage to the maximum extent permitted by the law for investment and other general business purposes. The Fund’s lenders will have fixed dollar claims on certain assets that are superior to the claims of the Fund’s members, and the Fund would expect such lenders to seek recovery against these assets in the event of a default. The use of leverage also magnifies the potential for gain or loss on amounts invested. Leverage may magnify interest rate risk (particularly on the Fund’s fixed-rate investments), which is the risk that the prices of portfolio investments will fall or rise if market interest rates for those types of securities rise or fall. As a result, leverage may cause greater changes in the Fund’s total members’ capital. Similarly, leverage may cause a sharper decline in the Fund’s income than if the Fund had not borrowed. Such a decline could negatively affect the Fund’s ability to make distributions to its members. Leverage is generally considered a speculative investment technique. The Fund’s ability to service any debt incurred will depend largely on financial performance and will be subject to prevailing economic conditions and competitive pressures.

Notes to the Financial Statements of
NMFC Senior Loan Program III LLC
December 31, 2025
Note 9. Commitments and Contingencies
In the normal course of business, the Fund may enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund may also enter into future funding commitments such as bridge financing commitments or delayed draw commitments. As of December 31, 2025 and December 31, 2024, the Fund had unfunded commitments in the form of delayed draws of $6,866,574 and $2,653,969, respectively. As of December 31, 2025 and December 31, 2024, the Fund had no unfunded commitments on revolving credit facilities and bridge facilities.
The Fund had revolving borrowings available under the Credit Facility as of December 31, 2025 and December 31, 2024. See Note 8, Credit Facility, for details.
Note 10. Financial Highlights
The following represents the ratios to average members’ capital and Internal Rate of Return (“IRR”) information for the years ended December 31, 2025, December 31, 2024 and December 31, 2023. Calculations on an individual member basis may yield results that vary from those stated herein.

	Year Ended December 31,
	2025	2024	2023
IRR (1)	11.98%	12.59%	11.60%

Weighted average members’ capital for the year	$191,205,397	$180,550,387	$148,328,318
Ratio to average members' capital:
Net investment income	15.36%	16.58%	19.51%
Total expenses	18.28%	20.09%	24.59%
(1)IRR is calculated by including cash flows beginning on April 25, 2018 (commencement of operations) and assumes the liquidation value of the Fund and any distributions payable as the final cash flow on December 31, 2025, December 31, 2024 and December 31, 2023, respectively.
Note 11. Subsequent Events
The Fund has evaluated subsequent events through February 24, 2026, the date that these financial statements were available to be issued. No subsequent events were noted that required additional adjustments to or disclosures in the Fund’s financial statements other than those already noted above.